Exhibit 10.6

English Summary of the Tenancy Agreement

Parties

●	Landlord: Great Rich Universal Limited

●	Tenant: Timwood Asia Logistics Limited

Premises

●	Unit: Room B23, 5/F, Wing Hong Factory Building

●	Address: 777–783 Yu Chau West Street, Cheung Sha Wan, Hong Kong

Term

●	Total Term: 2 years

o	Fixed Term: 21 May 2025 – 20 May 2026 (non-breakable)

o	Flexible Term: 21 May 2026 – 20 May 2027 (terminable with notice)

●	Rent-Free Period: 7 days (14–20 May 2025)

Rent & Payments

●	Monthly Rent: HK$4,100

o	Includes management fees, rates, and government rent

o	Excludes electricity, telephone, and other utilities

●	Payment Due: On or before the 1st day of each month

●	Late Payment:

o	Over 10 days: 5% monthly administrative fee

o	Over 1 month: landlord may terminate, repossess, and claim remaining rent

Deposits

●	Rental Deposit: HK$8,200 (2 months’ rent)

●	Electricity Deposit: HK$1,800

●	Key Deposit: HK$340

●	Total Deposit Paid: HK$10,340

●	Refund: Within 15 working days after lease expiry and full handover, subject to deductions

Utilities

●	Electricity Rate: HK$1.80 per unit

●	Minimum Monthly Charge: HK$60

●	Power Disconnection: Allowed for unpaid rent or electricity (with admin fee of HK$300 to reconnect)

Use Restrictions

The tenant must not:

●	Use the premises for residential purposes, overnight stays, or bathing

●	Store dangerous goods or illegal items

●	Conduct noisy, polluting, food-related, financial lending, gambling, party room, or cryptocurrency mining activities

●	Cook, use gas or cooking appliances, commercial refrigerators, pallet jacks, or incense

●	Keep pets or grow plants

●	Obstruct common areas

Breach may result in immediate eviction without compensation.

Maintenance & Repairs

●	Tenant responsible for:

o	All internal repairs, fittings, utilities, and maintenance

o	Insurance (fire, flood, theft, third-party liability, employee insurance)

●	Landlord responsible for:

o	Normal wear and tear of provided air-conditioning and exhaust fan

Alterations & Reinstatement

●	No alterations without written consent

●	Reinstatement required upon vacating

●	Additional renovation deposit may apply

●	Landlord may show the unit to prospective tenants during the last two months

Keys & Access

●	Keys and access cards issued against deposit

●	All must be returned on vacating, or liability may arise

Termination & Special Rights

●	During Fixed Term: No early termination by either party

●	During Flexible Term: Either party may terminate with 1 month’s written notice or payment in lieu

●	Redevelopment / Owner Repossession: Landlord may terminate with 1 month’s notice

Legal & Miscellaneous

●	Stamp duty shared equally

●	Legal costs borne by the losing party in disputes

●	Notices deemed served once delivered, faxed, or mailed

●	Tenant must provide valid ID and address proof

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